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                                                                      EXHIBIT 23


                        Consent of Independent Auditors

We hereby consent to the incorporation in the Registration Statement on Form S-8 (No. 33-52388 for the 1992 Performance Stock Option Plan) and the Registration Statement on Form S-8 (filed with the Securities and Exchange Commission on February 6, 1995 for the Amended 1992 Performance Stock Option Plan). of our report, dated November 19, 2002, except for notes 4 and 14 as to which the date is November 27, 2002, relating to the consolidated financial statements of Concorde Gaming Corporation and Subsidiaries, included in the Annual Report on Form 10-KSB for the year ended September 30, 2002.


/s/ McGladrey & Pullen, LLP

Rapid City, South Dakota
January 3, 2003